EXHIBIT 99(b)

                              RARITAN BANCORP INC.

                                      PROXY

                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                                         __________, 1998

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ________________ and ________________ and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Raritan Bancorp Inc. ("Raritan") standing in the undersigned's name at the Special Meeting of Stockholders of Raritan, to be held at Raritan Valley Country Club, State Highway 28, Somerville, New Jersey 08876, on ____________ at _____ a.m., and at any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the approval of the merger of Raritan with and into United National Bancorp.


                           (continued on reverse side)


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1.  Proposal  to Approve  the merger of Raritan  with and into  United  National
Bancorp ("United") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1998 among United, Raritan, United National Bank and The Raritan Savings Bank.

                  [  ] FOR APPROVAL [  ] AGAINST APPROVAL     [  ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL IN ITEM 1.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the proposal listed under Item 1 above.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE, BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF RARITAN PRIOR TO THE MEETING OR, IF THE MEETING IS IN PROGRESS, BY FILING NOTICE OF REVOCATION WITH THE SECRETARY PRIOR TO THE TABULATION OF VOTES.

                                               Signature of Stockholder(s):
                                            ====================================
Number of Shares: ________________

Dated: __________________________
(Please insert date at left, sign exactly as name appears on record, and mail in the enclosed envelope. When signing as Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. For Corporations, if the officer signing is not the President or a Vice President, please submit evidence of your authority to sign. For joint accounts, each joint owner should sign.)